William P. Morrissey                                                 Immediately
Senior Vice President
(617) 628-4000


                         CENTRAL BANCORP, INC. ANNOUNCES
                           NEW CHIEF FINANCIAL OFFICER
                          AND CHIEF INFORMATION OFFICER

     SOMERVILLE, MASSACHUSETTS, March 26, 2002 - The Board of Directors of Central Bancorp, Inc. (NASDAQ National Market: CEBK) has elected Michael K. Devlin as Senior Vice President, Treasurer and Chief Financial Officer and Paul
S. Feeley as Senior Vice President and Chief Information Officer.

     From 1997 until joining Central Bancorp, Mr. Devlin, who is a Certified Public Accountant (CPA), was a Financial Consultant to the banking industry in Massachusetts. Between 1973 and 1997, he was a member of the accounting and business advisory practice at Arthur Andersen LLP, where he served as a Partner for 11 years.

     In his new role, Mr. Feeley, who joined the Company in 1997 as Senior Vice President, Treasurer and Chief Financial Officer, is responsible for ensuring the implementation and execution of information, operations and technology systems for Central Bancorp.

     Central Bancorp, Inc., is the holding company for Central Bank, whose legal name is Central Co-operative Bank, a Massachusetts-chartered co-operative bank operating eight full-service banking offices in suburban Boston.


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